TENTH AMENDMENT TO LEASE
(Folsom)

THIS TENTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of June 13, 2024, by and between **SYUFY ENTERPRISES, L.P.**, a California limited partnership ("Landlord") and **CENTURY THEATRES, INC.**, a California corporation ("Tenant"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A. Landlord, as landlord, and Century Theatres of California, Inc. ("Original Tenant"), as tenant, entered into that certain Lease dated December 1, 1995 (as amended, the "Lease"), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 261 Iron Point Road, Folsom, California, which Premises are more particularly described in the Lease.

B. Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C. Landlord and Tenant entered into that certain Seventh Amendment dated July 9, 2021 (the "Seventh Amendment") and an Eighth Amendment to Lease dated December 20, 2021 (the "Eighth Amendment").

D. Landlord and Tenant desire to amend the Lease upon the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1. Recitals Incorporation. All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2. Extension of Lease Term. Notwithstanding any provisions of the Lease to the contrary, including Section 2 of the Seventh Amendment, Landlord and Tenant agree that the current term of the Lease is hereby extended for two (2) years commencing on October 1, 2024 and ending on September 30, 2026 (the "Fourth Renewal Term"). Tenant shall have no option or right to extend or renew the term of the Lease beyond September 30, 2026.

3. Modified Rent. During the Fourth Renewal Term, Tenant shall pay to Landlord Modified Rent (as defined in Section 2(a) of the Eighth Amendment) in lieu of Annual Fixed Rent and Percentage Rent only and shall continue to pay all Impositions, any common area maintenance charges and any and all other charges due from or to be paid by Tenant under the Lease, in accordance with Section 2(a) of the Eighth Amendment. Within fifteen (15) days after the end of each month during the Fourth Renewal Term, Tenant shall deliver a statement to Landlord certifying the amount of Gross Sales for such month.

4. Lease in Full Force and Effect. Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment. Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term. In the event

of any conflict between the provisions of the Lease (including the Seventh Amendment and the Eighth Amendment) and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

5. Authority. Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant's execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord's execution of this Amendment have been obtained.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

7. Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Further Instruments. The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

9. No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements, and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended. Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

10. Future Freeway Pylon. Landlord, at Landlord's sole cost and expense, has the option to install a new 'freeway oriented' pylon sign structure (the "New Pylon Sign") within the area identified circled in red on Schedule A, attached hereto. The parties hereto agree to execute further reasonable instruments or documents as are or may become necessary to facitilate the approval and installation of the New Pylon Sign. The parties hereto agree: (i) that the New Pylon Sign shall be installed in the southwest quadrant of the parking lot area fronting along Highway 50, (ii) Landlord shall be permitted to physically decommission no more than two (2) parking spaces in order to accommodate installation of the New Pylon Sign, and (iii) if the New Pylon Sign is capable of accommodating any individual "named-tenant" sign copy, then Tenant shall have the option to have Landlord install Tenant's sign copy in the top location, above any other tenant's sign copy, and of a size that is greater than or equal to the largest tenant sign copy on the pylon. Tenant will not be responsible for any cost associated with the New Pylon Sign, but Tenant hereby agrees to provide Tenant's panel sign that will be mounted on the New Pylon Sign.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD:

SYUFY ENTERPRISES, L.P.,
a California limited partnership

By: Syufy Properties, Inc.,
a California Corporation,
its General Partner

By: William Vierra
Name: William Vierra
Title: Sr. Vice President

TENANT:

CENTURY THEATRES, INC.,
a California corporation

By: ______________________
Name: Jay Jostrand
Title: Executive Vice President - Real Estate & Construction

SCHEDULE A

4


THEATRE BUILDING
FOLSOM
BOULEVARD
IRON
POINT
ROAD
BUILDING SITE
50
HIGHWAY
ALLIED LANGDON ENGINEERING
PROPOSED IMPROVEMENTS
LAS ALHAMBRAS CENTER
ON-SITE STRIPING & CIRCULATION PLAN
24
29
FOR CONSTRUCTION
VINCENT G. RANEY A.I.A.
A1

Signature Certificate

Reference number: DNZNO-T9CTC-WCOLW-VGBKI

Signer	Timestamp	Signature
William Vierra Email: bill_vierra@sywest.com		
Sent:	13 Jun 2024 18:10:09 UTC	
Viewed:	13 Jun 2024 18:43:30 UTC	
Signed:	13 Jun 2024 18:45:03 UTC	
Recipient Verification:		IP address: 73.202.24.89
✓Email verified	13 Jun 2024 18:43:30 UTC	Location: Pleasanton, United States

William Vierra

Document completed by all parties on:
13 Jun 2024 18:45:03 UTC